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EXHIBIT 99.1

                                               CONTACT: SHERYL WILLIAMS
                                                        swilliam@cephalon.com
                                                        1-800-283-4396 EXT.6493


FOR IMMEDIATE RELEASE

Cephalon and Novartis Establish Collaboration for CNS Products in the United Kingdom

     West Chester, PA - November 27, 2000 - Cephalon, Inc. (NASDAQ: CEPH) and Novartis Pharma AG announced today that they have entered into a collaboration agreement to consolidate the sales and marketing efforts of four Novartis CNS products with Cephalon's PROVIGIL(R) (modafinil) in the United Kingdom.

     Cephalon (UK) Limited, a subsidiary of Cephalon, Inc., will exclusively market and promote in the United Kingdom Tegretol(R) (carbamazepine) for epilepsy, Ritalin(R) (methylphenidate) for attention deficit/hyperactivity disorder (ADHD), Anafranil(R) (clomipramine) for depression and obsessive-compulsive disorder and Lioresal(R) (baclofen) for spasticity, together with PROVIGIL for narcolepsy. For calendar year 2000, the parties expect that the five products will have combined UK annual sales of approximately $30 million (USD). Novartis will continue to distribute their products, and also now will distribute PROVIGIL to the UK National Health Service; each company will continue to manufacture their respective products.

     In connection with this transaction, Cephalon will pay Novartis approximately $40 million (USD) in a series of installments with the last payment to be made not later than December 31, 2002. Under the terms of the agreement, the companies will share the financial outcome generated from the sale of the five products in the United Kingdom.

     "OVER THE LAST YEAR, WE HAVE CONTINUED TO FOCUS ON THE STRATEGIC EXPANSION OF OUR SALES AND MARKETING EFFORTS IN EUROPE. ENTERING INTO THIS LONG-TERM RELATIONSHIP WITH NOVARTIS WILL SIGNIFICANTLY INCREASE OUR SALES PRESENCE IN THE UK AND ALLOW US TO ATTAIN PROFITABILITY IN THE EUROPEAN MARKET NEXT YEAR," SAID ROBERT P. ROCHE, JR., CEPHALON'S SENIOR VICE PRESIDENT OF PHARMACEUTICAL OPERATIONS.

     "This agreement complements both companies' strategic focus and allows Novartis to expand the sales potential for these four mature products and share in the anticipated success of PROVIGIL," said Peter Hewes, Head of Mature Products Business at Novartis.

     Novartis (NYSE: NVS) is a world leader in healthcare with core businesses in pharmaceuticals, consumer health, generics, eye-care, and animal health. In 1999, the Group achieved sales of CHF 25.4 billion (USD 16.9 billion) and invested more than CHF 3.6 billion (USD 2.4 billion) in R&D. Headquartered in Basel, Switzerland, Novartis employs about 66 000 people and operates in over 140 countries around the world. For further information please consult www.novartis.com.

     Cephalon, Inc., headquartered in West Chester, Pennsylvania, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat sleep disorders, neurological disorders, cancer and pain.

     IN ADDITION TO HISTORICAL FACTS OR STATEMENTS OF CURRENT CONDITION, THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS PROVIDE CEPHALON'S CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THESE MAY INCLUDE STATEMENTS REGARDING ANTICIPATED SCIENTIFIC PROGRESS ON ITS RESEARCH PROGRAMS, DEVELOPMENT OF POTENTIAL PHARMACEUTICAL PRODUCTS, INTERPRETATION OF CLINICAL RESULTS, PROSPECTS FOR REGULATORY APPROVAL, MANUFACTURING DEVELOPMENT AND CAPABILITIES, MARKET PROSPECTS FOR ITS


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PRODUCTS, SALES AND EARNINGS PROJECTIONS, AND OTHER STATEMENTS REGARDING
MATTERS THAT ARE NOT HISTORICAL FACTS. YOU MAY IDENTIFY SOME OF THESE FORWARD-LOOKING STATEMENTS BY THE USE OF WORDS IN THE STATEMENTS SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "PROJECT," "INTEND," "PLAN," "BELIEVE" OR OTHER WORDS AND TERMS OF SIMILAR MEANING. CEPHALON'S PERFORMANCE AND FINANCIAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED IN THESE FORWARD-LOOKING STATEMENTS DUE TO GENERAL FINANCIAL, ECONOMIC, REGULATORY AND POLITICAL CONDITIONS AFFECTING THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES AS WELL AS MORE SPECIFIC RISKS AND UNCERTAINTIES SUCH AS THOSE SET FORTH BELOW AND IN ITS REPORTS ON FORM 8-K, 10-Q AND 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE RISKS AND UNCERTAINTIES, ANY OR ALL OF THESE FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INCORRECT. THEREFORE, YOU SHOULD NOT RELY ON ANY SUCH FACTORS OR FORWARD-LOOKING STATEMENTS. FURTHERMORE, CEPHALON DOES NOT INTEND (AND IT IS NOT OBLIGATED) TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS. THIS DISCUSSION IS PERMITTED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at www.cephalon.com. They are also available by fax 24 hours a day at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 134563.

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